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                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72192, 333-58510, 333-55828, 333-54886, 333-48582,
333-46252, 333-84545, 333-89170 and 333-89172) and on Form S-3 (Nos. 333-107963,
333-72746, 333-61410 and 333-80419) of Homestore, Inc. of our report dated March 10, 2004, with respect to the consolidated financial statements and schedule of Homestore, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
March 10, 2004